UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2011

SUNRISE SENIOR LIVING, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16499	54-1746596
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7900 Westpark Drive

McLean, Virginia 22102

(Address of principal executive offices) (Zip Code)

(703) 273-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 29, 2011, Sunrise Senior Living, Inc. (“Sunrise”), Sunrise Senior Living Services, Inc. (“SSLSI”) and Sunrise Continuing Care, LLC (“SCC,” and collectively, the “Sunrise Parties”), closed the transactions contemplated by the Agreement Regarding Leases, dated December 22, 2011 (the “ARL”), by and among the Sunrise Parties, Marriott International, Inc. (“Marriott”), Marriott Senior Holding Co. and Marriott Magenta Holding Company, Inc. (collectively, the “Marriott Parties”). The ARL relates to a portfolio of 14 leases (the “Leases”) for senior living facilities that are leased by SPTMRT Properties Trust, as landlord to SSLSI or SCC, as applicable, as tenant and guaranteed by Marriott pursuant to certain lease guarantees (collectively, the “Lease Guarantees”). Each of the Leases is scheduled to expire on December 31, 2013 and, pursuant to a prior agreement between the Sunrise Parties and the Marriott Parties, SSLSI and SCC are not permitted to exercise their option under the Leases to extend their terms for an additional five-year term unless Marriott is released from its obligations under the Lease Guarantees.

Pursuant to the terms of the ARL, among other things, Marriott consented to the extension of the term of four of the Leases (the “Continuing Leases”) for an additional five-year term commencing January 1, 2014 and ending December 31, 2018 (the “Extension Term”). Sunrise provided Marriott with a letter of credit (the “Letter of Credit”) issued by Key Bank, NA (“Key Bank”) with a face amount of $85,000,000 to secure Marriott’s exposure under the Lease Guarantees for the Continuing Leases during the Extension Term and certain other obligations of Sunrise (collectively, the “Secured Obligations”). During the Extension Term, Sunrise will be required to pay Marriott an annual payment in respect of the cash flow of the Continuing Lease facilities, subject to a $1 million annual minimum. SSLSI and SCC, as applicable, have notified the landlord that the other ten Leases will terminate effective December 31, 2013.

Marriott may draw on the Letter of Credit in order to pay any of the Secured Obligations if not paid by Sunrise when due. Sunrise has provided Key Bank with cash collateral of $85,000,000 as security for its Letter of Credit obligations. Marriott has agreed to reduce the face amount of the Letter of Credit proportionally on a quarterly basis during the Extension Term as SSLSI and SCC pay their rental obligations under the Continuing Leases. As the face amount of the Letter of Credit is reduced, Key Bank will return a proportional amount of its cash collateral to Sunrise. Following closing, to the extent the Sunrise Parties elect not to extend any or all of the Continuing Leases, the face amount of the Letter of Credit will be reduced proportionally in respect of the rent obligations under the Continuing Leases that are not extended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC.

Date: December 29, 2011	By:	/s/ Mark S. Ordan
	Name: Title:	Mark S. Ordan Chief Executive Officer